Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261875

PROSPECTUS SUPPLEMENT

(To the Prospectus dated January 4, 2022)

$340,000,000

SENIOR CONVERTIBLE NOTES DUE 2025

We are offering senior convertible notes due 2025 in the aggregate original principal amount of $340,000,000 (the “Notes”), which Notes are convertible into shares of our Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”) under certain conditions more fully described below. The Notes have an original issue discount of approximately twelve percent (12%) resulting in gross proceeds to the Company of $300,000,000. The Notes are being sold pursuant to the terms of a Securities Purchase Agreement, dated July 10, 2023 (the “Securities Purchase Agreement”), between us and an investor (the “Investor”). This prospectus supplement covers up to 293,103,448 shares of Class A Common Stock issuable from time to time upon conversion or otherwise under the Notes, assuming conversion at a conversion price equal to the Floor Price (as defined in the Notes).

During the period beginning on July 11, 2024 and ending on January 11, 2025 (such six (6) month period, the “AIR Period”), and upon our filing of an additional prospectus supplement, indenture and supplemental indenture, if elected by the Investor, we may consummate additional closings of up to an additional $226,666,667 in aggregate principal amount of senior convertible notes due two years after the date of issuance (the “Investor AIR Notes”). If the Investor elects, during the AIR Period, to purchase the full $226,666,667 of Investor AIR Notes, we may, at our option, require the Investor to purchase up to an additional $113,333,333 of Notes due two years after the date of issuance (the “Issuer AIR Notes” and, together with the Investor AIR Notes, the “Additional Notes”) pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of Class A Common Stock issuable upon conversion of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

To obtain the number of shares of Class A Common Stock issuable from time to time upon conversion or otherwise under the Notes that are covered under this prospectus supplement, we have assumed that an event of default has not occurred and that all payments under the Notes will be made in shares of Class A Common Stock paid in nine (9) installments starting on July 11, 2023 and then on each three-month anniversary thereafter until the Maturity Date. All amounts due under the Notes are convertible at any time, in whole or in part, at the Investor’s option, into our Class A Common Stock at the initial conversion price of $7.80, which conversion price is subject to certain adjustments and limitations as provided in the Notes.

Investing in our securities involves certain risks. Before purchasing our Notes, please review the information, including the information incorporated by reference, under the heading “Risk Factors” beginning on Page S-7 of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Notes by Fisker will be in certificated form and are expected to be made on or about July 11, 2023 (the “Notes Issuance Date”), subject to customary closing conditions.

The date of this prospectus supplement is July 10, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED JANUARY 4, 2022

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Before making your investment decision, we urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein. This prospectus supplement may add to, update, or change information in the accompanying prospectus, or the documents incorporated by reference herein or therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference herein or therein, then this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectus and such documents incorporated by reference.

This prospectus supplement and the accompanying prospectus, dated January 4, 2022, are part of a registration statement (Registration No. 333-261875) on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on January 4, 2022, using a “shelf” registration process under which we may sell shares of our Class A Common Stock, depositary shares, preferred stock, senior debt securities, subordinated debt securities, warrants, rights and units described in that accompanying prospectus from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus supplement relates to the offering of debt securities by us which debt securities can, under certain conditions, convert into shares of our Class A Common Stock.

We have not authorized any other person to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that any other person may give you. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. The information in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not assume that the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery.

When we refer to “Fisker,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Fisker Inc. and our wholly owned subsidiaries, unless otherwise specified.

PROSPECTUS SUPPLEMENT SUMMARY

Overview

Fisker is building a technology-enabled, capital-light automotive business model that we believe will be among the first of its kind and aligned with the future state of the automotive industry. This involves innovations in vehicle development, customer experience, and sales and service that improve the personal mobility experience through technological innovation, ease of use and flexibility. The Company brings the legendary design and product development expertise of Henrik Fisker—the visionary behind such iconic vehicles as the BMW Z8 sports car and the famed Aston Martin DB9 and V8 Vantage—to deliver high quality, sustainable, affordable electric vehicles that create a strong emotional connection with customers. Central to our business model is the Fisker Flexible Platform Agnostic Design, a proprietary process that allows the design and development of a vehicle to be adapted to any given EV platform in the specific segment size. The process focuses on creating industry leading vehicle designs that can be adapted to match the crucial hard points on an EV platform initially developed by a third-party. This, combined with rapid decision-making, focused supply chain management and outsourced manufacturing, reduces development cost and time to market, creating a new business model for the industry and one that gives Fisker a significant advantage in bringing vehicles to market faster, more efficiently, and with more modern and advanced technology than many competitors.

Recent Developments

We achieved several key milestones in May, June and July 2023, including (i) the opening of two customer facilities in Munich, Germany; (ii) the initiation of the production ramp up phase for the Fisker Ocean; (iii) the achievement by the all-electric Fisker Ocean Extreme with 20 inch wheels of an EPA estimated total range of 360 miles; (iv) the receipt by the Fisker Ocean Extreme of both an EPA Certificate of Conformity and a California Air Resources Board Executive Order; (v) the commencement of deliveries of the limited edition Fisker Ocean One in Europe and the United States; (vi) the production of 1,022 vehicles during the second quarter for customer deliveries as well as units designated for engineering and marketing use; (vii) the publishing of our inaugural Lifecycle Assessment report; and (viii) investing in additional battery pack capacity to protect the compressed manufacturing timeline this year and support higher volumes next year than originally anticipated.

Our focus during this initial industrialization phase is to ensure process readiness, tooling maturity, and completion of the Production Part Approval Process for Mass Production. Our suppliers are also subject to external factors that could impact their ability to ramp output due to some shortage of components to make parts for our vehicles. We continue to work with all of our suppliers and partners to provide technical support related to manufacturing optimization including adding shifts in some cases to increase production capacity to meet our production goals for 2023. As outlined previously our production forecasts are linked to supply chain readiness including component quality, long-lead time logistics from Asia and North America, assembly ramp up and part delivery timeliness and alignment.

Corporate Information

We were originally incorporated in Delaware in October 2017 as a special purpose acquisition company f/k/a Spartan Energy Acquisition Corp. In October 2020, we consummated our business combination with Fisker Group Inc. (f/k/a Fisker Inc.) through a reverse merger (the “Business Combination”). In connection with the closing of the Business Combination, we changed our name to Fisker Inc.

Our principal executive offices are located at 1888 Rosecrans Avenue, Manhattan Beach, California 90266. Our telephone number at that location is (833) 434-7537. Our corporate website address is www.fiskerinc.com. Information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into this prospectus or the registration statement of which it forms a part.

Fisker is a registered trademark of Fisker Inc. All other brand names or trademarks appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Securities Being Offered	Senior Convertible Notes due 2025, in the aggregate original principal amount of $340,000,000 to be issued pursuant to an indenture with Wilmington Savings Fund Society, FSB, as the trustee.

Ranking	All payments due under the Notes shall be senior to all subordinated indebtedness of the Company and/or any of the Company’s subsidiaries and pari passu with all other unsecured indebtedness of the Company and/or any of the Company’s subsidiaries.

Maturity Date	July 11, 2025 (unless earlier converted or redeemed, but subject to the right of the Investor to extend the date under certain circumstances).

Interest	The Notes will not accrue interest unless an event of default has occurred and is continuing, in which case the Notes will incur interest at a rate of 18% per annum.

Fixed Conversion at Option of the Investor	The Investor may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at the Investor’s option, into shares of our Class A Common Stock at the initial conversion price of $7.80, which is subject to:

•	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

•	full-ratchet adjustment in connection a subsequent offering at a per share price less than the fixed conversion price then in effect.

Voluntary Adjustment Right	Subject to the rules and regulations of the New York Stock Exchange, we have the right, at any time, with the written consent of the Investor, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Optional Conversion	If an event of default has occurred under the Notes, the Investor may alternatively elect to convert the Notes (subject to an additional 25% redemption premium) at the “Alternate Event of Default Conversion Price” equal to the lower of:

•	the fixed conversion price then in effect; and

•	80% of the lower of:

•	the average volume weighted average price of our common stock on the trading day immediately prior to such conversion; and

•	the average volume weighted average price of our common stock during the five trading days immediately prior to such conversion.

Limitations on Conversion

Beneficial Ownership Limitation	Conversions and issuance of our Class A Common Stock pursuant to the Notes are prohibited if such conversion or issuance would cause the Investor (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our Class A Common Stock after giving effect to such conversion (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us).

Exchange Cap Limitation	Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the New York Stock Exchange, a maximum of 42,014,829 shares of our Class A Common Stock (19.99% of the outstanding shares of our Class A Common Stock on June 28, 2023) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes (the “Exchange Cap”).

Investor Optional Redemption Rights

Event of Default Redemption	Upon an event of default, the Investor may require us to redeem in cash all, or any portion, of the Notes at a 25% redemption premium to the greater of the face value and the equity value of our Class A Common Stock underlying the Notes.

Change of Control Redemption	In connection with a change of control of the Company, the Investor may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) a 25% redemption premium to the face value underlying the Notes, (ii) the equity value of our Class A Common Stock underlying the Notes, and (iii) the equity value of the change of control consideration payable to the Investor.

Bankruptcy Event of Default Mandatory Redemption	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium unless the Investor waives such right to receive such payment.

Installment Conversion; Installment Redemption	The Notes amortize in nine equal installments starting on July 11, 2023 and then on each three-month anniversary thereafter until the Maturity Date (the “Installment Payments”) of the original principal amount under the Note until maturity, payable subject to the satisfaction of certain equity conditions, in shares of our Class A Common Stock, or otherwise at our option, in cash. If we elect to pay in cash, then we shall make a payment equal to 103% of the Installment Payment due on such date. If we elect to repay in shares of Class A Common Stock, the shares shall be priced at the lower of:

•	the conversion price then in effect; and

•	the greater of (i) the floor price then in effect and (ii) 93% of the lower of:

•	the average volume weighted average price of our common stock on the trading day immediately prior to such conversion; and

•	the average volume weighted average price of our common stock during the five trading days immediately prior to such conversion.

Additional Closings	Upon our filing of an additional prospectus supplement, indenture and supplemental indenture, if elected by the Investor and by us, we may consummate additional closings of up to an additional $300,000,000 in aggregate principal amount of Additional Notes pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of Class A Common Stock issuable upon conversion of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

No Trading Market	The Notes are new securities for which there is currently no market. We do not expect a market to develop or be maintained for the Notes.

No Listing of Notes	The Notes will not be listed on any securities exchange or quoted through any automated quotation system.

Shares of Class A Common Stock Outstanding Immediately Before this Offering	210,179,237 shares of Class A Common Stock

Shares of Class A Common Stock to be Outstanding Immediately After this Offering	503,282,685 shares of Class A Common Stock (assuming full conversion of the Notes into shares of Class A Common Stock, and assuming conversion at a conversion price equal to the Floor Price (as defined in the Notes)).

Use of Proceeds	Fisker intends to use the net proceeds that it receives from this Notes offering for general corporate purposes, including working capital, an additional battery pack line to support growth in 2024 and beyond, sales and marketing, capital expenditures, and the development of future products. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, other information contained in this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement, to read about certain factors you should consider before deciding whether to invest in these securities offered by this prospectus supplement and the accompanying prospectus.

Certain U.S. Federal Income Tax Considerations	You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences of owning the Notes or any shares of Class A Common Stock into which the notes may be converted in light of our own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Class A Common Stock	Our Class A Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “FSR.”

Unless otherwise indicated, the number of our shares of common stock to be outstanding immediately after this offering as shown above is based on 210,179,237 shares of Class A Common Stock outstanding as of June 28, 2023, but excluding the following as of such date:

•	132,354,128 shares of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”);

•	Up to an aggregate of vested and unvested 19,474,454 warrants issued to a commercial partner, each with an exercise price of $0.01, to acquire underlying shares of Class A Common Stock;

•	1,167,961 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units;

•	2,116,904 shares of Class A Common Stock issuable upon the vesting and settlement of performance-based restricted stock units;

•	17,470,516 shares of Class A Common Stock issuable upon the exercise of stock options; and

•	30,255,862 shares of Class A Common Stock available for future issuance under our equity incentive plans.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes the following:

•	no exercise of outstanding stock options or vesting and settlement of restricted stock units subsequent to June 28, 2023; and

•	no conversion of shares of Class A Common Stock issuable upon the conversion of our 2.50% convertible senior notes due September 2026.

RISK FACTORS

An investment in our securities offered hereby involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. In addition, please read “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of these risks, or such unknown risks, occur, our business, financial condition, results of operations, cash flows and future growth prospects could be materially and adversely affected. See “Documents Incorporated by Reference” and “Where You Can Find More Information” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Fisker intends to use the net proceeds that it receives from the Notes offering for general corporate purposes, including working capital, an additional battery pack line to support growth in 2024 and beyond, sales and marketing, capital expenditures, and the development of future products. However, our management will have broad discretion in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We will incur significant indebtedness when we sell the Notes and we may incur additional indebtedness in the future. The indebtedness created by the sale of the Notes and any future indebtedness we incur exposes us to risks that could adversely affect our business, financial condition, and results of operations.

Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the Notes or any indebtedness which we may incur in the future, we would be in default, which would permit the Investor and such other indebtedness to accelerate the maturity of the Notes and such other indebtedness and could cause defaults under the Notes and such other indebtedness. Any default under the Notes or such other indebtedness could have a material adverse effect on our business, results of operations and financial condition.

The Notes will be unsecured.

The Notes will be obligations only of Fisker and will not be guaranteed by our subsidiaries or secured by any of our or their properties or assets. Our subsidiaries are separate legal entities and have no obligation to pay any amounts due under the Notes.

We may not have the ability to pay the installments on the Notes or to redeem the Notes.

The amortization payments with respect to the principal amount of the Notes are due and payable on the Notes Issuance Date and then on each three-month anniversary thereafter until the Maturity Date. If we are unable to satisfy certain equity conditions, we will be required to pay all amounts due on any installment date in cash. If a change of control occurs, the Investor may require us to repurchase, for cash, all or a portion of their Notes. See “Description of Notes – Fundamental Transactions.” Our ability to pay amortization payments and interest on the Notes, to repurchase the Notes, to fund working capital needs, and fund planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors, and other factors that are beyond our control. We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at a level sufficient to permit us to pay the interest on the Notes or to repurchase or redeem the Notes or that our cash needs will not increase.

The Investor can defer an installment payment due on any installment date to another installment date and may, on any installment date accelerate the payment of amounts due on up to an additional two times the installment payment of the Notes at the current installment price until the next installment date. Therefore, we may be required to repay the entire principal amount in one lump sum on the maturity date of the Note. If we are unable to satisfy certain equity conditions, we will be required to pay all amounts due whether by deferral or acceleration in cash and we may not have sufficient funds to repay the Notes under such circumstances.

Our failure to make the required payments on the Notes would permit the Investor to accelerate our obligations under the Notes. Such default may also lead to a default under our agreements governing any of our current and future indebtedness.

If we are unable to generate sufficient cash flow from our operations in the future to service our indebtedness and meet our other needs, we may have to refinance all or a portion of the indebtedness, obtain additional financing, reduce expenditures, or sell assets that we deem necessary to our business. We cannot assure you that any of these measures would be possible or that additional financing could be obtained on favorable terms, if at all. The inability to obtain additional financing on commercially reasonable terms would have a material adverse effect on our financial condition and our ability to meet our obligations to you under the Notes.

The Investor will not be entitled to voting rights with respect to our Class A Common Stock but will be subject to all changes made with respect to such rights.

The Investor will not be entitled to the voting rights of our Class A Common Stock, although the Investor will be subject to all changes affecting our Class A Common Stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the Investor’s conversion of its Notes, the Investor will not be entitled to vote on the amendment, although the Investor will nevertheless be subject to any changes affecting our Class A Common Stock that result from such an amendment.

There is no existing trading market for the Notes.

There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.

Provisions in the Notes may deter or prevent a business combination that may be favorable to you.

Under the terms of the Notes we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our Class A Common Stock or other securities convertible into or exchangeable for shares of our Class A Common Stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for shares of our Class A Common Stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units, or the issuance of shares of our Class A Common Stock upon conversion of Notes, would result in further dilution of your investment. The issuance of such additional shares of our Class A Common Stock (including pursuant to the exercise of outstanding stock options or warrants or the conversion of Notes), or securities convertible into or exchangeable or exercisable for shares of our Class A Common Stock, may result in downward pressure on the price of our Class A Common Stock.

Future sales of a significant number of our shares of Class A Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Class A Common Stock or cause it to be highly volatile.

The conversion of some or all of the Notes will dilute the ownership interests of existing shareholders, unless we satisfy any such conversions solely with cash, and conversions of such Notes into shares of our Class A Common Stock could depress the price of our Class A Common Stock. We cannot predict if and when these shares of our Class A Common Stock will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of Class A Common Stock would have on the market price of our shares of Class A Common Stock. Sales of a substantial number of our shares of Class A Common Stock in the public markets, or the perception that such sales could occur, may result in downward pressure on the price of our Class A Common Stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion of the Notes may be adjusted in certain circumstances. See “Description of the Securities Being Offered—Conversion.” Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a taxable constructive distribution to you for U.S. federal income tax purposes, even if you do not receive an actual distribution of cash or property. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from any adjustment to the conversion rate of the Notes. See “Certain U.S. Federal Income Tax Considerations.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

DESCRIPTION OF EXISTING INDEBTEDNESS

2026 Notes

In August 2021, we issued an aggregate of $667.5 million principal amount of 2.50% convertible senior notes due in September 2026 (the “2026 Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The 2026 Notes have been designated as green bonds, whose proceeds will be allocated in accordance with the Company’s green bond framework. The 2026 Notes consisted of a $625.0 million initial placement and an over-allotment option that provided the initial purchasers of the 2026 Notes with the option to purchase an additional $100.0 million aggregate principal amount of the 2026 Notes, of which $42.5 million was exercised. The 2026 Notes were issued pursuant to an indenture dated August 17, 2021. The net proceeds from the issuance of the 2026 Notes were $562.2 million net of debt issuance costs and cash used to purchase the capped call transactions (“2026 Capped Call Transactions”) discussed below. The debt issuance costs are amortized to interest expense.

The 2026 Notes are unsecured obligations which bear regular interest at 2.50% annually and are payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022. The 2026 Notes will mature on September 15, 2026, unless repurchased, redeemed, or converted in accordance with their terms prior to such date. The 2026 Notes are convertible into cash, shares of our Class A Common Stock, or a combination of cash and shares of our Class A Common Stock, at our election, at an initial conversion rate of 50.7743 shares of Class A Common Stock per $1,000 principal amount of 2026 Notes, which is equivalent to an initial conversion price of approximately $19.70 per share of our Class A Common Stock. The conversion rate is subject to customary adjustments for certain events as described in the indenture governing the 2026 Notes. We may redeem for cash all or any portion of the 2026 Notes, at our option, on or after September 20, 2024 if the last reported sale price of our Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the 2026 Notes may convert all or a portion of their 2026 Notes at their option prior to June 15, 2026, in multiples of $1,000 principal amounts, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2021 (and only during such calendar quarter), if the last reported sale price of the Class A Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five-business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of the 2026 Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class A Common Stock and the applicable conversion rate of the 2026 Notes on such trading day;

•

if we call such 2026 Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the notes called (or deemed called) for redemption; or

•	on the occurrence of specified corporate events.

On or after June 15, 2026, the 2026 Notes are convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Holders of the 2026 Notes who convert the 2026 Notes in connection with a make-whole fundamental change, as defined in the indenture governing the 2026 Notes, or in connection with a redemption may be entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change, holders of the 2026 Notes may require us to repurchase all or a portion of the 2026 Notes at a price equal to 100% of the principal amount of 2026 Notes, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

We accounted for the issuance of the 2026 Notes as a single liability measured at its amortized cost, as no other embedded features require bifurcation and recognition as derivatives.

As of March 31, 2023, the 2026 Notes consisted of the following:

Principal	$667,500
Unamortized debt issuance costs	(6,650)

Net carrying amount	$661,250

Interest expense related to the amortization of debt issuance costs for the three-months ended March 31, 2023 was $0.4 million. Contractual interest expense for the three-months ended March 31, 2023 was $4.2 million.

As of March 31, 2023, the if-converted value of the 2026 Notes did not exceed the principal amount. The 2026 Notes were not eligible for conversion as of March 31, 2023. No sinking fund is provided for the 2026 Notes, which means that we are not required to redeem or retire them periodically.

Capped Call Transactions

In connection with the offering of the 2026 Notes, we entered into the 2026 Capped Call Transactions with certain counterparties at a net cost of $96.8 million. The 2026 Capped Call Transactions are purchased capped call options on 33.9 million shares Class A Common Stock, that, if exercised, can be net share settled, net cash settled, or settled in a combination of cash or shares consistent with the settlement elections made with respect to the 2026 Notes if converted. The cap price is initially $32.57 per share of our Class A Common Stock and subject to certain adjustments under the terms of the 2026 Capped Call Transactions. The strike price is initially $19.70 per share of Class A Common Stock, subject to customary anti-dilution adjustments that mirror corresponding adjustments for the 2026 Notes.

The 2026 Capped Call Transactions are intended to reduce potential dilution to holders of our Class A Common Stock upon conversion of the 2026 Notes and/or offset any cash payments we are required to make in excess of the principal amount, as the case may be, with such reduction or offset subject to a cap. The cost of the Capped Call Transactions was recorded as a reduction of our additional paid-in capital in our consolidated balance sheets. The Capped Call Transactions will not be remeasured as long as they continue to meet the conditions for equity classification.

USE OF PROCEEDS

We estimate the net amount of proceeds to us from this offering after deducting the offering expenses will be approximately $296,700,000.

Fisker intends to use the net proceeds that it receives from the Notes offering for general corporate purposes, including working capital, an additional battery pack line to support growth in 2024 and beyond, sales and marketing, capital expenditures, and the development of future products. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and page 21 of our Annual Report on Form 10-K for the year ended December 31, 2022, as well as the other documents we file with the SEC that are incorporated by reference in this prospectus supplement. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DIVIDEND POLICY

We have not paid any cash dividends on our Class A Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Common Stock in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of Notes in the aggregate original principal amount of $340,000,000 after deducting fees and expenses.

You should read this table along with our unaudited consolidated financial statements and related notes for the three months ended March 31, 2023 as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2023 (Unaudited)	As Adjusted (Unaudited)
(in thousands, except share and per share data)
Cash and cash equivalents(1)	$652,534	$949,235
Debt(2)	661,250	1,001,250

Stockholders’ Equity
Preferred stock, $0.00001 par value; 15,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023	—	—
Class A Common stock, $0.00001 par value; 750,000,000 shares authorized; 197,843,646 shares issued and outstanding as of March 31, 2023	2	2
Class B Common stock, $0.00001 par value; 150,000,000 shares authorized; 132,354,128 shares issued and outstanding as of March 31, 2023	1	1
Additional paid-in capital	1,704,622	1,704,622
Accumulated deficit	(1,287,296)	(1,287,296)
Receivable for stock issuance	(9,639)	(9,639)

Total stockholders’ equity	407,690	407,690

Total capitalization	$1,068,940	$1,408,940

(1)	Reflects approximately $3.3 million of estimated offering expenses payable by us on an as adjusted basis.
(2)

The amount shown in the table above for the notes is the aggregate principal amounts of the carrying value of the 2026 Notes, and the Notes, without reflecting our estimated offering expenses related to this offering, on an adjusted basis.

Unless otherwise indicated, the number of our shares of common stock to be outstanding immediately after this offering as shown above is based on 210,179,237 shares of Class A Common Stock outstanding as of June 28, 2023, but excluding the following as of such date:

•	132,354,128 shares of Class B Common Stock;

•	Up to an aggregate of vested and unvested 19,474,454 warrants issued to a commercial partner, each with an exercise price of $0.01, to acquire underlying shares of Class A Common Stock;

•	1,167,961 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units;

•	2,116,904 shares of Class A Common Stock issuable upon the vesting and settlement of performance-based restricted stock units;

•	17,470,516 shares of Class A Common Stock issuable upon the exercise of stock options; and

•	30,255,862 shares of Class A Common Stock available for future issuance under our equity incentive plans.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes the following:

•	no exercise of outstanding stock options or vesting and settlement of restricted stock units subsequent to June 28, 2023; and

•	no conversion of shares of Class A Common Stock issuable upon the conversion of our 2.50% convertible senior notes due September 2026.

DESCRIPTION OF THE SECURITIES BEING OFFERED

We are offering pursuant to an indenture (as supplemented by the first supplemental indenture) with Wilmington Savings Fund Society, FSB, as trustee, $340,000,000 aggregate principal amount of our senior convertible notes due 2025, which we refer to herein as the “Notes,” which Notes shall be convertible into shares of our Class A Common Stock. The Notes are being sold pursuant to this prospectus supplement, the indenture, the first supplemental indenture and the terms of the Securities Purchase Agreement. This prospectus supplement also covers up to 293,103,448 shares of our Class A Common Stock issuable from time to time upon conversion or otherwise under the Notes (including shares of our Class A Common Stock that may be issued as interest in lieu of cash payments upon a conversion by the Investor). To obtain the number of shares of our Class A Common Stock issuable from time to time upon conversion or otherwise under the Notes that are covered under this prospectus supplement, we have assumed that all payments under the Notes will be made in shares of our Class A Common Stock, assuming amounts due prior to the assumed maturity date of July 11, 2025 are deferred to such maturity date and assuming a conversion price on such maturity date of the floor price of the Notes.

The following is a description of the material terms of the Notes, the indenture, the first supplemental indenture and our Class A Common Stock. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, the indenture, the first supplemental indenture, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as the Investor. You may request copies of the Notes, indenture, first supplemental indenture and Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information.”

Description of Notes

We will issue the Notes as senior unsecured obligations of the Company under an indenture, which will be dated as of the closing date of this offering, between us and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by a first supplemental indenture thereto, to be dated on or about July 11, 2023, establishing the terms and conditions of the Notes. We refer to the indenture without supplement as the “base indenture.” We refer to the supplement to the base indenture as the “first supplemental indenture.” We refer to the base indenture as supplemented by the first supplemental indenture as the “indenture.” The terms of the Notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the indenture. The Notes will be issued at approximately a 12% original issue discount. The Notes will be issued in certificated form and not as global securities.

Initial Closing; Exchange; Additional Closings

At the initial closing of this offering, we will issue $340,000,000 in aggregate principal amount of Notes to certain institutional investors.

Upon our filing of an additional prospectus supplement, indenture and supplemental indenture, if elected by the Investor, we may consummate additional closings of up to $340,000,000 in aggregate principal amount of new Notes, which we refer to herein as the Additional Notes, at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of Class A Common Stock issuable upon conversion of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement. The Additional Notes will be identical in all material respect to the Notes, except that they will be issued pursuant to an additional prospectus supplement and a separate supplemental indenture and will have a maturity date of the second anniversary of the date of such issuance thereof.

Ranking

The Notes will be the senior unsecured obligations of the Company and not the financial obligations of our subsidiaries. Until such date no Notes remain outstanding, all payments due under the Notes will be senior to all other unsecured indebtedness of the Company and/or any of our subsidiaries.

Maturity Date

Unless earlier converted, or redeemed, the Initial Notes will mature on July 11, 2025, which we refer to herein as the “Maturity Date”, subject to the right of the Investor to extend the date:

(i) if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes), and/or

(ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, together with accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

Unless and until an event of default has occurred and is continuing, the Notes shall not bear any interest. Upon the occurrence and continuance of an event of default, the Notes will bear interest at a rate of 18% per annum (the “Default Rate”) (See “—Events of Default” below). Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the first trading day of each calendar month in which interest accrues. If the Investor elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

Late Charges

We are required to pay a late charge of 18% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Fixed Conversions at Option of Investor

The Investor may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at the Investor’s option, into shares of our Class A Common Stock at the initial fixed conversion price of $7.80, which is subject to:

•	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

•	full-ratchet adjustment in connection a subsequent offering at a per share price less than the fixed conversion price then in effect, subject to certain customary exceptions.

Voluntary Adjustment Right

Subject to the rules and regulations of the New York Stock Exchange, we have the right, at any time, with the written consent of Investor, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, the Investor may alternatively elect to convert the Note (subject to an additional 25% redemption premium) at the Alternate Event of Default Conversion Price.

Limitations on Conversion

Beneficial Ownership Limitation

The Notes may not be converted and shares of Class A Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, the Investor (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of Class A Common Stock, which we refer to herein as the “Note Blocker.” The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

Exchange Cap Limitation; Stockholder Meeting Requirement

Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the New York Stock Exchange, a maximum of 42,014,829 shares of our Class A Common Stock (19.99% of the outstanding shares of our Class A Common Stock on June 28, 2023) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

We have agreed to seek approval of our stockholders to permit issuances of our shares of common stock in excess of this limitation at a special or annual meeting of our stockholders to be held no later than August 31, 2023. If we fail to obtain such approval, we will seek approval at an additional special or annual meeting on or prior to November 30, 2023 and, if necessary, semi-annually thereafter. We have entered into a voting agreement with each of our Class B Common Stockholders pursuant to which such Class B Common Stockholders have agreed to vote in favor of such proposal.

Events of Default

Under the terms of the first supplemental indenture, the events of default contained in the base indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including but not limited to: (i) stock exchange listing failures or suspensions of trading, (ii) uncured authorized share or conversion failures, (iii) the Company’s failure to pay any principal, interest, late charges, or other amounts due under the Notes or to cause its transfer agent to remove restrictive legends upon request (subject to customary conditions and an applicable grace period), (iv) default or the occurrence of certain events of default or other violations of the terms of other existing indebtedness, (v) bankruptcy, reorganization or liquidation events, and (vi) material breaches of Company representations, warranties and covenants in the transaction documents in respect of the Notes.

If an event of default occurs, the Investor may require us to redeem all or any portion of the Notes, in cash, at a 25% redemption premium to the greater of the face value and the equity value of our Class A Common Stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the Investor waives such right to receive such payment.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Participation Right

The Investor may participate in any financings completed by Fisker prior to the first anniversary of the Notes Issuance Date, in an amount up to twenty-five percent (25%) of the amount raised in said financings, subject to standard carve outs and excluding any transactions conducted pursuant to any at-the-market program that Fisker may have in place at such time.

Change of Control Redemption Right

In connection with a change of control of the Company, the Investor may require us to redeem in cash all, or any portion, of the Notes to the greater of (i) the face value of the underlying Notes at a 25% redemption premium, (ii) the equity value of our Class A Common Stock underlying the Notes, and (iii) the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our Class A Common Stock underlying the Notes is calculated using the greatest closing sale price of our Class A Common Stock during the period immediately preceding the earlier of the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of Class A Common Stock underlying the Notes is calculated using the aggregate cash consideration per share of our Class A Common Stock to be paid to the holders of our Class A Common Stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

•	we and our subsidiaries will not initially (directly or indirectly) incur any liens, except for permitted liens;

•

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

•

we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

•	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

•	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

•

we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

•	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

•

we and our subsidiaries will take all action necessary or advisable to maintain all of the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

•

we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•

we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

•

we will not, directly or indirectly, without the prior written consent of the Investor, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes;

•	we will maintain a balance of available cash (as defined in the Notes) equal to or greater than $340,000,000 (the “Financial Test”);

•	we will publicly disclose if the Financial Test has not been satisfied for any applicable fiscal quarter or year, within certain enumerated time periods;

•	we will have engaged, at all times any Notes remain outstanding, an independent auditor, registered with the Public Company Accounting Oversight Board, to audit our financial statements;

•

we agree, to the extent legally permissible, to not insist upon, plead, claim or take the benefit of any stay, extension or usury law that may affect our performance under the Notes, and expressly waive all benefits or advantages of any such law;

•	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us; and

•

we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or the Investor reasonably believes that an event constituting an event of default has occurred or is continuing.

Installment Conversion; Installment Redemption

The Notes are payable on the Notes Issuance Date and then on each three-month anniversary thereafter until the Maturity Date (each such date, an “Installment Date”). On each Installment Date, we will make payments by converting the applicable “Installment Amount” (as defined below) into shares of our Class A Common Stock (an “Installment Conversion”), subject to satisfaction of certain equity conditions as described in the Note, and maintaining continued NYSE listing requirements among other conditions.

We may also, at our option, pay the Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”), or by any combination of an Installment Conversion and an Installment Redemption. However, payment in cash is required in the event equity conditions under the Note are not satisfied.

The “Installment Amount” will equal:

(i)	for all Installment Dates other than the Maturity Date, the lesser of (x) the Holder Pro Rata Amount of $37,777,777 and (y) the principal amount then outstanding under the Note; and

(ii)	on the Maturity Date, the principal amount then outstanding under the Note.

Changes to the Base Indenture

We and the trustee may amend or supplement the base indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries). However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the base indenture or in the first supplemental indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, the first supplemental indenture may be amended by the written consent of the Company, the trustee and the Investor. Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, no provision of the first supplemental indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the Company, the trustee and the Investor.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our Class A Common Stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our Class A Common Stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the Investor.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

•	Definition of “Affiliate” in Section 1.01;

•	Definition of “Business Day” in Section 1.01;

•	Definition of “Event of Default” in Section 6.01;

•	Definition of “Person” in Section 1.01;

•	Definition of “Subsidiary” in Section 1.01;

•	Section 2.03 (Form of Certificate of Authentication);

•	Section 2.07 (Paying Agent to Hold Money in Trust);

•	Section 2.08 (Transfer and Exchange);

•	Section 2.09 (Replacement Securities);

•	Section 2.10 (Outstanding Securities);

•	Section 2.14 (Defaulted Interest);

•	Article 3 (Redemption);

•	Section 4.1 (Payment of Securities);

•	Section 4.06 (Additional Amounts);

•	Article 5 (Successor Corporation);

•	Article 6 (Default and Remedies);

•	Article 8 (Satisfaction, and Discharge of Indenture; Unclaimed Funds);

•	Section 9.01 (Without Consent of Holders);

•	Section 10.14 (Incorporators, Stockholders, Officers and Directors of Company Exempt From Individual Liability); and

•	Section 10.15 (Judgement Currency).

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax considerations to U.S. Holders (as defined below) of the purchase, ownership and disposition of our Notes and any of our common stock received upon their conversion. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase notes, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons that hold the notes or common stock as part of a straddle, conversion transaction or hedge, persons who own (actually or constructively) 10% or more of our outstanding stock, persons that are required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, persons deemed to sell the Notes or the common stock under the constructive sale provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a U.S. Holder (as defined below) whose “functional currency” is other than the U.S. dollar, or persons who acquire or are deemed to have acquired the notes in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who acquired the Notes at original issuance from us for cash, and who hold the Notes and common stock as “capital assets” (generally, property held for investment) within the meaning of Code Section 1221 and acquire the notes in connection with this offering. To the extent that this discussion relates to the tax considerations of holding our common stock, the discussion only applies to original holders of Notes who acquired such common stock upon conversion of the Notes pursuant to the original terms of the Notes.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Notes or the common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the Notes or the common stock are encouraged to consult their own tax advisors.

The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect. References in the following discussion to “we” and “us” are to Fisker and its subsidiaries on a consolidated basis.

PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES.

U.S. Federal Income Taxation of U.S. Holders

As used in this section, a “U.S. Holder” is a beneficial owner of Notes or common stock that is: (1) an individual citizen or resident alien of the United States, (2) a corporation or other entity that is taxable as a corporation, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, and (4) a trust, if (A) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (B) the trust has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Characterization of the Notes

We intend to treat the Notes as debt for U.S. federal tax purposes. However, for U.S. federal tax purposes, there is no bright line rule for determining whether an instrument such as the Notes is validly classified as debt for such purposes; as a result. Based on the economic features of the Notes, there is uncertainty as to whether the Notes are validly classified as debt for U.S. tax purposes, and, as a result, there can be no assurances that the Internal Revenue Service may not successfully assert that the Notes should be characterized as an equity interest in us, or as some other contractual arrangement other than debt, for U.S. federal tax purposes. In such event, the tax consequences to holders of the Notes would be different than those discussed herein. Accordingly, each holder of Notes should consult with their own tax advisors regarding the classification of the Notes for U.S. federal tax purposes. The discussion below assumes that the Notes are validly treated as debt for U.S. federal tax purposes.

Payment of Interest

Stated Interest. As a general rule, any interest on a debt instrument which is considered to be “qualified stated interest” will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. “Qualified stated interest” is generally defined in the U.S. tax regulations as stated interest that is unconditionally payable (either actually or constructively) in cash or other property (other than debt instruments of the issuer) at least annually at a single fixed rate.

Original Issue Discount. For United States federal income tax purposes, the difference between the issue price and the stated principal amount at maturity of a debt instrument generally constitutes original issue discount (“OID”). The issue price of debt instruments which are part of the same issuance would generally be the first price at which a substantial amount of the debt instruments are sold to investors (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). A debt instrument’s stated redemption price is generally defined for this purpose as all payments provided by the debt instrument other than qualified stated interest (as defined above). To the extent that the Notes contain OID, as so defined, a U.S. Holder of such Notes will be required to include OID in its gross income periodically over the term of the Notes before receipt of the cash or other payment attributable to such income.

The amount of OID a U.S. Holder must include in gross income as it accrues is the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion of a taxable year on which the U.S. Holder holds the Note. The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note. The accrual period of a Note may be of any length the U.S. Holder chooses and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

Any amount included in income as OID will increase a U.S. Holder’s basis in the Note.

Sale, Exchange or Redemption of a Note or Conversion of a Note Solely in Exchange for Cash

Upon the sale, exchange or redemption of a Note or conversion of a note solely in exchange for cash, a U.S. Holder generally will (subject to the proviso described below with respect to contingent payment debt instruments) recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds received on the sale, exchange, redemption or conversion, except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income, and (2) such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. Holder plus the amount, if any, of OID included in gross income as of the date of sale, exchange, redemption or conversion of the Note, and the amount, if any, included in income on an adjustment to the conversion rate of the Notes, as described in “Adjustments to Conversion Rate” below. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations).

Adjustments to Conversion Rate

The conversion rate of the Notes is subject to adjustment under certain circumstances, as described pursuant to the terms of the Notes.In the event of an adjustment to the conversion rate of the Notes as a result of taxable dividends to holders of our common stock or certain other events, including upon a make-whole fundamental change in certain circumstances, holders of the Notes may be treated as having received a constructive distribution for U.S. federal income tax purposes, even if such holder does not exercise its conversion privilege. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a Note holder’s proportionate interest in our assets or earnings and profits could be treated as a constructive distribution. Any such constructive distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits. As a result, U.S. Holders could have taxable income as a result of an event pursuant to which no cash or property is received. It is not clear whether any such dividend will be eligible for the reduced tax rate available to certain non-corporate U.S. Holders with respect to “qualified dividend income” as discussed below under “—Taxation of Distributions on Common Stock.”

Conversion of the Notes Into Common Stock

Subject to the proviso set forth below with respect to contingent payment debt instruments, a U.S. Holder generally will not recognize any income, gain or loss upon conversion of a Note into common stock except with respect to cash received in lieu of a fractional share of common stock. A U.S. Holder’s tax basis in the common stock received on conversion of a Note will be the same as such U.S. Holder’s adjusted tax basis in the Note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the Note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder’s tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.

Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder’s adjusted tax basis in the fractional share, and will be taxable as described below under “Sale, Exchange or Other Disposition of Common Stock.”

Special Tax Rules Applicable to Contingent Payment Debt Instruments

Special tax rules, which are different than those described above, would apply to the Notes to the extent that the Notes are considered for U.S. federal tax purposes as debt instruments that provide for one or more contingent payments (a “contingent payment debt instrument”). Although this discussion (as noted above) assumes that the Notes are treated for U.S. federal income tax purposes as debt instruments, this discussion further assumes that the Notes do not provide for one or more contingent payments, and thus are not contingent payment debt instruments. However, the rules for determining whether a debt instrument is or is not a contingent payment debt instrument, as applied to instruments such as the Notes are complex and very uncertain in many respects. To the extent that the Notes were treated for U.S. federal tax purposes as being contingent payment debt instruments, the tax consequences to holders of the Notes (including those arising upon sale, exchange, redemption or conversion of the Notes) would be different than those described above. Accordingly, holders of Notes should consult with their own tax advisors regarding these matters.

Taxation of Distributions on Common Stock

Distributions, if any, paid on our common stock generally will be includable in a U.S. Holder’s income as dividend income to the extent made from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in his common stock on a dollar-for-dollar basis and thereafter as capital gain. Such distributions should qualify for taxation at preferential rates in the case of a U.S. Holder which is an individual, trust or estate, provided that such holder meets certain holding period and other requirements.

Sale, Exchange or Other Disposition of Common Stock

Upon the sale, exchange or other disposition of common stock, a U.S. Holder generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and such holder’s adjusted tax basis in such common stock. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations). A U.S. Holder’s gain or loss will generally be treated (subject to certain exceptions) as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

Additional Tax on Investment Income

A U.S. Holder that is an individual, estate, or, in certain cases, a trust, will generally be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s net investment income for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include interest income and gain on the disposition of securities. This tax is in addition to any income taxes due on such investment income. U.S. Holders are encouraged to consult their tax advisors regarding the applicability of the 3.8% tax on net investment income to the ownership of the notes.

Information Reporting and Backup Withholding

Under certain circumstances, the Code requires “information reporting” annually to the IRS and to U.S. Holders, and “backup withholding” with respect to certain payments made on or with respect to the notes. Certain U.S. Holders are exempt from backup withholding and information reporting, including tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its taxpayer identification number, or TIN, which, for an individual would be his or her social security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of United States federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is timely furnished.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the investors. We have entered into the Securities Purchase Agreement directly with the Investor who has agreed to purchase the Notes and Class A Common Stock issuable upon conversion of the Notes. We will only sell such securities to the Investor.

We currently anticipate that the closing of the sale of the Notes is expected to take place on or about July 11, 2023, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $296,700,000, after deducting estimated offering expenses payable by us. Our obligation to issue the shares of our Class A Common Stock issuable upon conversion of the Notes to the Investor is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement.

We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, we will offer, and the Investor will purchase, $340,000,000 of our Notes, resulting in gross proceeds to the Company of approximately $300,000,000, prior to deducting estimated offering expenses. The Securities Purchase Agreement provides that the obligations of the Investor are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The foregoing does not purport to be a complete statement of the terms and conditions of the Securities Purchase Agreement, a copy of which is included as an exhibit to the Current Report on Form 8-K filed on July 10, 2023, in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Lock-up Agreement

We are subject to certain lock-up provisions in the Securities Purchase Agreement. Terms used herein and not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

Pursuant to the terms of the Securities Purchase Agreement, so long as the Investor beneficially owns any of our securities, we will not, without the prior written consent of the Investor issue any Notes (other than to the Investor as contemplated herein) and we shall not issue any other securities that would cause a breach of default under the Notes. We agree that for the period commencing on the date of this prospectus supplement and ending on the date immediately following the two month anniversary of the Initial Closing Date (or, upon each occurrence of an Additional Closing Date after which the Investor shall have purchased, in one or more Additional Closings, Additional Notes with an aggregate principal amount of at least $100,000,000 (each, a “Restricted Period Trigger Date”) (but excluding any Investor AIR Notes purchased in connection with any prior Restricted Period Trigger Date) commencing on such Additional Closing and ending on the date immediately following the one month anniversary of such Additional Closing Date) (the “Restricted Period”), neither we nor any of our subsidiaries shall directly or indirectly issue or enter into any agreements or understandings in respect of any issuance of any equity or equity-linked securities or file any registration statement, prospectus or prospectus supplement, in each case, with respect to the issuance of any equity or equity-linked security.

NYSE Listing

Our shares of Class A Common Stock are listed on the New York Stock Exchange under the symbol “FSR.” The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company N.A. The transfer agent’s telephone number and address are (415) 335-1968 and 150 Royall Street, Canton, Massachusetts 02021.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus supplement incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on February 1, 2023, February 6, 2023, February 23, 2023, June 9, 2023, and July 10, 2023;

•

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August  8, 2018, as updated by the description of capital stock contained in Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Fisker Inc.

1888 Rosecrans Avenue

Manhattan Beach, CA 90266

Attention: Investor Relations

Telephone: (833) 434-7537

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts. Kelley Drye & Warren LLP is counsel to the Investor in connection with this offering.

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Fisker Inc. for the year ended December 31, 2020, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information regarding our company and the notes offered by this prospectus supplement, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement, of which this prospectus supplement is a part, and the documents incorporated by reference herein, at the SEC’s Internet site. You may also access these documents at the Company’s website at http://www.fiskerinc.com. The information contained on our website and the SEC (except for the filings described above) is expressly not incorporated by reference into this prospectus supplement.

PROSPECTUS

Class A Common Stock

Depositary Shares

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our Class A Common Stock is listed on the NYSE under the symbol “FSR.” On December 22, 2021, the closing price of our Class A Common Stock was $17.10. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2022.

-i-

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement or free writing prospectus, you should rely upon the prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “FSR”, “we”, “us”, “our”, or similar references refer to Fisker Inc., a Delaware corporation (f/k/a Spartan Energy Acquisition Corp.) (“Fisker,” or the “Company,”) and its consolidated subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

FREQUENTLY USED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“A&R Registration Rights Agreement” means that certain Amended and Restated Registration Rights, dated as of October 29, 2020, among the Company, the Former Sponsor (as defined below), Magna (as defined below), Henrik Fisker, Dr. Geeta Gupta and certain former stockholders of Legacy Fisker.

“Board” or “Board of Directors” means our board of directors.

“Business Combination” means the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub was merged with and into Legacy Fisker (the “Merger”), with Legacy Fisker surviving the Merger as the Company’s wholly owned subsidiary, which transactions were consummated on October 29, 2020.

“Business Combination Agreement” means that certain Agreement and Plan of Merger, dated as of July 10, 2020, by and among the Company, Merger Sub and Legacy Fisker.

“Class A Common Stock” means the shares of our Class A common stock, par value $0.00001 per share.

“Class B Common Stock” means the shares of our Class B common stock, par value $0.00001 per share.

“Closing” means the closing of the Business Combination on October 29, 2020.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Former Sponsor” means Spartan Energy Acquisition Sponsor LLC, a Delaware limited liability company.

“Founder Shares” means the 13,800,000 shares of Class B Common Stock purchased by the Former Sponsor in connection with the Company’s IPO, of which 441,176 were forfeited and cancelled in connection with consummation of the Business Combination.

“IPO” means the Company’s initial public offering, consummated on August 14, 2018, through the sale of 55,200,000 public units (including 7,200,000 units sold pursuant to the underwriters’ full exercise of their over-allotment option) at $10.00 per unit.

“PIPE Financing” means the private placement of 50,000,000 shares of Class A Common Stock with a limited number of “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) and “accredited investors” (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $500,000,000.

“PIPE Investors” means certain “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) and “accredited investors” (as defined by Rule 501 of Regulation D).

“PIPE Shares” means the 50,000,0000 shares of Class A Common Stock purchased by the PIPE Investors pursuant to the Subscription Agreements.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreements” means, collectively, those certain subscription agreements entered into on July 10, 2020, as amended or modified, between the Company and certain investors, including certain employees and affiliates of the Former Sponsor, pursuant to which such investors agreed to purchase an aggregate of 50,000,000 shares of Class A Common Stock in the PIPE Shares.

ABOUT THE COMPANY

Overview

Fisker is building a technology-enabled, asset-light automotive business model that it believes will be among the first of its kind and aligned with the future state of the automotive industry. This involves a focus on vehicle development, customer experience, sales and service intended to change the personal mobility experience through technological innovation, ease of use and flexibility. The Company combines the legendary design and engineering expertise of Henrik Fisker to develop high quality electric vehicles with strong emotional appeal. Central to Fisker’s business model is the Fisker Flexible Platform Agnostic Design (“FF-PAD”), a proprietary process that allows the development and design of a vehicle to be adapted to any given electric vehicle (“EV”) platform in the specific segment size. The process focuses on selecting industry leading vehicle specifications and adapting the design to crucial hard points on a third-party supplied EV platform and outsourced manufacturing to reduce development cost and time to market. The first example of this is Fisker’s work to adapt the Fisker Ocean design to a base vehicle platform developed by Magna Steyr Fahrzeugtechnik AG & Co KG, a limited liability partnership established and existing under the laws of Austria (“Magna Steyr”), an affiliate of Magna International, Inc. (“Magna”). This development with Magna Steyr began in September 2020 and passed the first and second engineering gateways in November 2020 and March 2021, respectively. Fisker believes it is well-positioned through its global premium EV brand, its renowned design capabilities, its sustainability focus, and its asset-light and low overhead, direct to consumer business model which enables products like the Fisker Ocean to be priced roughly equivalent to internal combustion engine-powered SUVs from premium brand competitors.

Background

Spartan was originally known as Spartan Energy Acquisition Corp. On October 29, 2020, we consummated the Business Combination with Legacy Fisker pursuant to the Business Combination Agreement dated as of July 10, 2020 among us, Legacy Fisker and Merger Sub. In connection with the Closing of the Business Combination, we changed our name to Fisker Inc.

Our Class A Common Stock is currently listed on NYSE under the symbol “FSR.”

The rights of holders of our Class A Common Stock and Class B Common Stock are governed by our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). See the sections entitled “Description of Our Capital Stock”

Corporate Information

We were originally incorporated in the State of Delaware on October 13, 2017 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combination with one or more businesses. Spartan completed its IPO in August 2018. In October 2020, our wholly-owned subsidiary merged with and into Legacy Fisker, with Legacy Fisker surviving the merger as a wholly-owned subsidiary of Spartan. In connection with the Merger, we changed our name to Fisker Inc. Our principal executive offices are located at 1888 Rosecrans Avenue, Manhattan Beach, CA 90266. Our telephone number is (833) 434-7537. Our website address is www.fiskerinc.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K, and in subsequent quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade, securities or hold as cash.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

We are authorized to issue 915,000,000 shares of capital stock, consisting of three classes: 750,000,000 shares of Class A Common Stock, $0.00001 par value per share, 150,000,000 shares of Class B Common Stock, $0.00001 par value per share, and 15,000,000 shares of Preferred Stock, $0.00001 par value per share.

Common Stock

As of November 30, 2021, there were 164,365,921 shares of Class A Common Stock outstanding and 132,354,128 shares of Class B Common Stock outstanding. The holders of Class A Common Stock are entitled to one vote for each share held of record by such holder and each holder of Class B Common Stock has the right to ten votes per share of Class B Common Stock held of record by such holder on all matters submitted to a vote of the stockholders. The holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock). Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of Fisker, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The Common Stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon completion of this offering will be, fully paid and non-assessable. The Class B Common Stock will be convertible into shares of Class A Common Stock on a one-to-one basis at the option of the holders of the Class B Common Stock at any time upon written notice to Fisker. In addition, the Class B Common Stock will automatically convert into shares of Class A Common Stock immediately prior to the close of business on the earliest to occur of certain events specified in our Certificate of Incorporation.

Preferred Stock

The Board of Directors has the authority, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock, $0.00001 par value, in one or more series. The Board also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series.

The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.

The Board will be able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Fisker or the removal of our management and may adversely affect the market price of Class A Common Stock and the voting and other rights of the holders of Fisker. We do not have any outstanding preferred stock as of the date of this prospectus.

2.50% Convertible Senior Notes due 2026

In August 2021, we completed an offering of our 2.50% Convertible Senior Notes due 2026 (the “Convertible Notes”). A description of the Convertible Notes is set forth in our Current Report on Form 8-K filed with the SEC on August 17, 2021.

Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Transactions” for lock-up restrictions on our securities under the Lock-Up Agreements.

Registration Rights

The holders of the Founder Shares (collectively, the “Reg Rights Holders”) were entitled to registration rights pursuant to the A&R Registration Rights Agreement, dated as of October 29, 2020, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Common Stock). The holders of the majority of these securities were entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

Pursuant to the A&R Registration Rights Agreement, we agreed that, within 30 calendar days after the Closing, we would file the Registration Statement with the SEC (at our sole cost and expense), and we would use our reasonable best efforts to have the Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, we agreed that, as soon as reasonably practicable after we are eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, we would file the Registration Statement with the SEC (at our sole cost and expense) and we would use our reasonable best efforts to have the Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders could demand up to three underwritten offerings and would be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement.

Pursuant to the Subscription Agreements entered into as part of the PIPE Financing, the Company agreed that, within 30 calendar days after the consummation of the Business Combination, the Company would file with the SEC (at its sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and that the Company will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

Delaware Anti-Takeover Law and Certificate of Incorporation and Bylaw Provisions

Under Section 203 of the DGCL, we will be prohibited from engaging in any Business Combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

•	the Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the Business Combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “Business Combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various Business Combinations with the Company for a three-year period. This may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Certificate of Incorporation, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under the Certificate of Incorporation, special meetings of our stockholders may be called only by the chairperson of the Board, our chief executive officer or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Certificate of Incorporation, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.

Transfer Agent and Registrar

The transfer agent for our Class A Common Stock is Computershare Trust Company N.A. The transfer agent’s telephone number and address is (303) 262-0678 and 350 Indiana Street, Suite 750, Golden, Colorado 80901.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Class A Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Class A Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Class A Common Stock then outstanding; or

•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than Business Combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

•	As of the date of this prospectus, we believe that the foregoing conditions have been met.

DESCRIPTION OF OUR DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash shall be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary have delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF OUR DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indenture that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part may contain covenants that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 30 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies; and

•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF OUR WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our Class A Common Stock, Preferred Stock and/or debt securities in one or more series. Warrants may be offered independently or together with our Class A Common Stock, Preferred Stock, debt securities and/or rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of our Class A Common Stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•

the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of Class A Common Stock or Preferred Stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related Class A Common Stock or series of preferred stock;

•

the number of shares of Class A Common Stock or Preferred Stock that can be purchased if a holder exercises the warrant and the price at which such Class A Common Stock or Preferred Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of Class A Common Stock or Preferred Stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A Common Stock or Preferred Stock are exercised, holders of the warrants will not have any rights of holders of the underlying Class A Common Stock or Preferred Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of Class A Common Stock or Preferred Stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Class A Common Stock, Preferred Stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Class A Common Stock Warrant or Preferred stock warrant will be adjusted proportionately if we subdivide or combine our Class A Common Stock or Preferred Stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•

issue capital stock or other securities convertible into or exchangeable for Class A Common Stock or Preferred Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Class A Common Stock or Preferred Stock;

•

pay any cash to holders of our Class A Common Stock or Preferred Stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the Preferred Stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Class A Common Stock or Preferred Stock; or

•

issue Class A Common Stock or Preferred Stock or additional stock or other securities or property to holders of our Class A Common Stock or Preferred Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Class A Common Stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Class A Common Stock or Preferred Stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Class A Common Stock warrant or Preferred Stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Class A Common Stock warrants and Preferred Stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the Class A Common Stock or Preferred Stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Class A Common Stock or Preferred Stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Class A Common Stock or Preferred Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Class A Common Stock warrants and Preferred Stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Class A Common Stock, Preferred Stock and/or debt securities in one or more series. Rights may be offered independently or together with our Class A Common Stock, Preferred Stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of Class A Common Stock, share of Preferred Stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of Class A Common Stock, shares of Preferred Stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF OUR UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of Class A Common Stock, shares of Preferred Stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an accelerated securities repurchase program;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, of Fisker Inc. incorporated by reference into this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Attorneys and funds affiliated with Orrick, Herrington & Sutcliffe LLP, outside counsel to the Company, own an aggregate of 313,178 shares of our Class A common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 30, 2021, as amended by our Form 10-K/A, filed on May 17, 2021 (our “Annual Report”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on May 17, 2021, August 11, 2021 and November 15, 2021, respectively; and

•

Our Current Reports on Form 8-K, filed on February  9, 2021, February  25, 2021, March  9, 2021, March  19, 2021, April  9, 2021, May  7, 2021 (only with respect to Item 4.02 therein), June  9, 2021, June  17, 2021, August  13, 2021, August  17, 2021, and August 27, 2021.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Fisker Inc.

1888 Rosecrans Avenue

Manhattan Beach, CA 90266

Attention: Investor Relations

Telephone: (833) 434-7537

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.fiskerinc.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

$340,000,000

SENIOR CONVERTIBLE NOTES DUE 2025

PROSPECTUS SUPPLEMENT

July 10, 2023